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                                                                     EXHIBIT 4.3
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                         REGISTRATION RIGHTS AGREEMENT

                           DATED AS OF MARCH 27, 1998

                                     AMONG

                              TRENWICK GROUP INC.

                                      AND

                              LEHMAN BROTHERS INC.

                              AS INITIAL PURCHASER

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

1.   Definitions.................................................    1
2.   Registration Under the Securities Act.......................    5
     (a) Exchange Offer..........................................    5
     (b) Shelf Registration......................................    7
     (c) Expenses................................................    8
     (d) Effective Registration Statement........................    8
     (e) Additional Interest.....................................    9
     (f) Specific Enforcement....................................   10
3.   Registration Procedures.....................................   10
4.   Indemnification and Contribution............................   18
5.   Participation in Underwritten Registrations.................   21
6.   Selection of Underwriters...................................   21
7.   Miscellaneous...............................................   21
     (a) Rule 144 and Rule 144A..................................   21
     (b) No Inconsistent Agreements..............................   22
     (c) Amendments and Waivers..................................   22
     (d) Notices.................................................   22
     (e) Successors and Assigns..................................   23
     (f) Third Party Beneficiary.................................   23
     (g) Counterparts............................................   23
     (h) Headings................................................   23
     (i) GOVERNING LAW...........................................   23
     (j) Severability............................................   23
     (k) Notes Held by the Company or its Affiliates.............   23

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                         REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of March 27, 1998 among TRENWICK GROUP INC., a Delaware corporation (the "Company"), and LEHMAN BROTHERS INC. ("Lehman Brothers" or the "Initial Purchaser").

     This Agreement is made pursuant to the Purchase Agreement, dated March 24, 1998 (the "Purchase Agreement"), among the Company, as issuer of $75,000,000 aggregate principal amount of 6.70% Senior Notes due April 1, 2003 (the "Notes"). In order to induce the Initial Purchaser to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchaser and its direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

     In consideration of the foregoing, the parties hereto agree as follows:

     1. Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

     "Additional Interest" shall mean the additional amounts which shall become payable in respect of the Notes if the Company fails to comply with the Agreement or if the Exchange Offer Registration Statement or the Shelf Registration Statement fails to become effective.

     "Advice" shall have the meaning set forth in the last paragraph of Section 3 hereof.

     "Applicable Period" shall have the meaning set forth in Section 3(t) hereof.

     "Business Day" shall mean a day that is not a Saturday, a Sunday, or a day on which banking institutions in New York, New York are authorized or required to be closed.

     "Closing Date" shall mean the Closing Date as defined in the Purchase Agreement.

     "Company" shall have the meaning set forth in the preamble to this Agreement and also includes the Company's successors and permitted assigns.

     "Depositary" shall mean The Depository Trust Company, or any other depositary appointed by the Trust; provided, however, that such depositary must have an address in the Borough of Manhattan, in The City of New York.

     "Effectiveness Period" shall have the meaning set forth in Section 2(b) hereof.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     "Exchange Offer" shall mean the offer by the Company to the Holders to exchange all of the Registrable Notes (other than Private Exchange Notes) for a like principal amount of Exchange Notes pursuant to Section 2(a) hereof.

     "Exchange Offer Registration" shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

     "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     "Exchange Period" shall have the meaning set forth in Section 2(a) hereof.

     "Exchange Notes" shall mean the 6.70% Senior Notes due April 1, 2003 which are to be offered in exchange for the Notes and which will contain terms identical to the Notes (except that they will not contain terms with respect to the transfer restrictions under the Securities Act, the provision for the payment of Additional Interest under certain circumstances, or the $100,000 minimum principal amount transfer restriction relating to sales to institutional accredited investors (as defined in Rule 501(a) (1), (2), (3) or

(7) under Regulation D of the Securities Act)). Exchange Notes include, where applicable, the Private Exchange Notes.

     "Extension Period" shall have the meaning set forth in the Indenture.

     "Holder" shall mean the Initial Purchaser, for so long as it owns any Registrable Notes, and each of its respective successors, assigns and direct and indirect transferees who become registered owners of Registrable Notes under the Indenture.

     "Indenture" shall mean the Indenture relating to the Notes and the Exchange Notes dated as of March 27, 1998 among the Company, as issuer, and The First National Bank of Chicago, as trustee, as the same may be modified, supplemented or amended from time to time in accordance with the terms thereof.

     "Initial Purchaser" shall have the meaning set forth in the preamble to this Agreement.

     "Inspectors" shall have the meaning set forth in Section 3(n) hereof.

     "Issue Date" shall mean March 27, 1998.

     "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of the outstanding Notes.

     "Offering Memorandum" means the Offering Memorandum dated March 24, 1998 relating to the Notes.

     "Participating Broker-Dealer" shall have the meaning set forth in Section 3(t) hereof.

     "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, limited liability company, or a government or agency or political subdivision thereof.

     "Private Exchange" shall have the meaning set forth in Section 2(a) hereof.

     "Private Exchange Notes" shall have the meaning set forth in Section 2(a) hereof.

     "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Notes covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

     "Purchase Agreement" shall have the meaning set forth in the preamble to this Agreement.

     "Records" shall have the meaning set forth in Section 3(n) hereof.

     "Registrable Notes" shall mean the Notes and, if issued, the Private Exchange Notes; provided, however, that Notes or Private Exchange Notes, as the case may be, shall cease to be Registrable Notes when (i) a Registration Statement with respect to such Notes or Private Exchange Notes for the exchange or resale thereof, as the case may be, shall have been declared effective under the Securities Act and such Notes or Private Exchange Notes, as the case may be, shall have been disposed of pursuant to such Registration Statement, (ii) such Notes or Private Exchange Notes, as the case may be, may be sold to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule
144A) under the Securities Act, (iii) such Notes or Private Exchange Notes, as the case may be, shall have ceased to be outstanding or (iv) with respect to the Notes, such Notes have been exchanged for Exchange Notes upon consummation of the Exchange Offer and are thereafter freely transferrable by the holders thereof (other than an affiliate of the Company as defined in Rule 405 under the Securities Act).

     "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC or National Association of Securities Dealers, Inc. (the "NASD") registration and filing fees, including, if applicable, the fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained by any Holder of Registrable Notes in accordance with the rules and regulations of the NASD, (ii) all fees and expenses

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

incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Notes or Registrable Notes) and compliance with the rules of the NASD, (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus and any amendments or supplements thereto, and in preparing or assisting in preparing, printing and distributing any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) the fees and disbursements of counsel for the Company and of the independent auditors of the Company, including the expenses of any "cold comfort" letters required by or incident to such performance and compliance, (vi) the fees and expenses of the Trustee, and any exchange agent or custodian, (vii) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Notes on any securities exchange or exchanges, and (viii) the reasonable fees and expenses of any special experts retained by the Company in connection with any Registration Statement.

     "Registration Statement" shall mean any registration statement of the Company and the Trust which covers any of the Exchange Notes or Registrable Notes pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     "Rule 144(k) Period" shall mean the period of two years (or such shorter period as may hereafter be referred to in Rule 144(k) under the Securities Act (or similar successor rule)) commencing on the Issue Date.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

     "Shelf Registration" shall mean a registration effected pursuant to Section 2(b) hereof.

     "Shelf Registration Event" shall have the meaning set forth in Section 2(b) hereof.

     "Shelf Registration Event Date" shall have the meaning set forth in Section 2(b) hereof.

     "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company and the Trust pursuant to the provisions of Section 2(b) hereof which covers all of the Registrable Notes or all of the Private Exchange Notes, as the case may be, on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     "TIA" shall have the meaning set forth in Section 3(1) hereof.

     "Trustee" shall mean The First National Bank of Chicago.

     2.  Registration Under the Securities Act.

     (a) Exchange Offer. To the extent not prohibited by any applicable law or applicable interpretation of the staff of the SEC, the Company shall, for the benefit of the Holders, at the Company's cost, use its best efforts to (i) cause to be filed with the SEC within 150 days after the date of the Offering Memorandum an Exchange Offer Registration Statement on an appropriate form under the Securities Act covering the Exchange Offer, (ii) cause such Exchange Offer Registration Statement to be declared effective under the Securities Act by the SEC not later than the date which is 180 days after the date of the Offering Memorandum, and (iii) keep such Exchange Offer Registration Statement effective for not less than 30 calendar days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the Holders. Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder eligible and electing to exchange Registrable Notes for a like principal amount of Exchange Notes (assuming that such Holder (A) is not an affiliate of the Company within the meaning of Rule 405 under the Securities

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

Act and is not a broker-dealer tendering Registrable Notes acquired directly from the Company for its own account, (B) acquires the Exchange Notes in the ordinary course of such Holder's business and (C) has no arrangements or understandings with any Person to participate in the Exchange Offer for the purpose of distributing the Exchange Notes), to transfer such Exchange Notes from and after their receipt without any limitations or restrictions under the Securities Act and under state securities or blue sky laws.

     In connection with the Exchange Offer, the Company shall:

          (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

          (ii) keep the Exchange Offer open for acceptance for a period of not less than 30 days after the date notice thereof is mailed to the Holders (or longer if required by applicable law) (such period referred to herein as the "Exchange Period");

          (iii) utilize the services of the Depositary for the Exchange Offer:

          (iv) permit Holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last Business Day of the Exchange Period, by sending to the institution specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for exchange, and a statement that such Holder is withdrawing his election to have such Notes exchanged;

          (v) notify each Holder that any Note not tendered by such Holder in the Exchange Offer will remain outstanding and continue to accrue interest or accumulate distributions, as the case may be, but will not retain any rights under this Agreement (except in the case of the Initial Purchaser and Participating Broker-Dealers as provided herein); and

          (vi) otherwise comply in all respects with all applicable laws relating to the Exchange Offer.

     If the Initial Purchaser determines upon advice of its outside counsel that it is not eligible to participate in the Exchange Offer with respect to the exchange of Notes constituting any portion of an unsold allotment in the initial distribution, as soon as practicable upon receipt by the Company of a written request from such Initial Purchaser, the Company shall issue and deliver to such Initial Purchaser in exchange (the "Private Exchange") for the Notes held by such Initial Purchaser, a like principal amount of the Notes of the Company, that are identical (except that such securities may bear a customary legend with respect to restrictions on transfer pursuant to the Securities Act) to the Exchange Notes (the "Private Exchange Notes") and which are issued pursuant to the Indenture. The Private Exchange Notes shall be of the same series as the Exchange Notes and the Company and the Trust will seek to cause the CUSIP Service Bureau to issue the same CUSIP Numbers for the Private Exchange Notes as for the Exchange Notes issued pursuant to the Exchange Offer.

     As soon as practicable after the close of the Exchange Offer and, if applicable, the Private Exchange, the Company shall:

          (i) accept for exchange all Notes or portions thereof validly tendered and not validly withdrawn pursuant to the Exchange Offer or the Private Exchange;

          (ii) deliver, or cause to be delivered, to the Trustee for cancellation all Notes or portions thereof so accepted for exchange by the Company; and

          (iii) issue, and cause the Trustee under the Indenture, promptly to authenticate and deliver to each Holder, new Exchange Notes or Private Exchange Notes, as applicable, equal in principal amount to the principal amount of the Notes as are surrendered by such Holder.

     Interest on each Exchange Note and Private Exchange Note issued pursuant to the Exchange Offer and in the Private Exchange will accrue from the last date on which interest was paid on the Note surrendered in exchange therefor or, if no interest has been paid on such Note, from the Issue Date. To the extent not prohibited by any law or applicable interpretation of the staff of the SEC, the Company shall use their best

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

efforts to complete the Exchange Offer as provided above, and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the staff of the SEC. Each Holder of Registrable Notes who wishes to exchange such Registrable Notes for Exchange Notes in the Exchange Offer will be required to make certain customary representations in connection therewith, including, representations that (i) it is not an affiliate of the Company, (ii) the Exchange Notes to be received by it were acquired in the ordinary course of its business and (iii) at the time of the Exchange Offer, it has no arrangement with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes. The Company shall inform the Initial Purchaser, after consultation with the Trustee, of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchaser shall have the right to contact such Holders and otherwise facilitate the tender of Registrable Notes in the Exchange Offer.

     Upon consummation of the Exchange Offer in accordance with this Section 2(a), the provisions of this Agreement shall continue to apply solely with respect to Registrable Notes that are Private Exchange Notes and Exchange Notes held by Participating Broker-Dealers, and the Company shall have no further obligation to register the Registrable Notes (other than Private Exchange Notes) pursuant to Section 2(b) of this Agreement.

     (b) Shelf Registration. In the event that (i) the Company or the Majority Holders reasonably determine, after conferring with counsel (which may be in-house counsel), that the Exchange Offer Registration provided in Section 2(a) above is not available because of any change in law or in currently prevailing interpretations of the staff of the SEC, (ii) the Exchange Offer Registration Statement is not declared effective within 180 days of the date of the Offering Memorandum or (iii) upon the request of the Initial Purchaser with respect to any Registrable Notes held by it, if such Initial Purchaser is not permitted, in the reasonable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, pursuant to applicable law or applicable interpretations of the staff of the SEC, to participate in the Exchange Offer and thereby receive securities that are freely tradeable without restriction under the Securities Act and applicable blue sky or state securities laws (any of the events specified in (i)-(iii) being a "Shelf Registration Event" and the date of occurrence thereof, the "Shelf Registration Event Date"), the Company shall, at their cost, use their best efforts to cause to be filed as promptly as practicable after such Shelf Registration Event Date, as the case may be, and, in any event, within 45 days after such Shelf Registration Event Date (which shall be not be required to be earlier than 150 days after the Issue Date), a Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Notes, and shall use its best efforts to have such Shelf Registration Statement declared effective by the SEC as soon as practicable. No Holder of Registrable Notes shall be entitled to include any of its Registrable Notes in any Shelf Registration pursuant to this Agreement unless and until such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder and furnishes to the Company in writing, within 15 days after receipt of a request therefor, such information as the Company may, after conferring with counsel with regard to information relating to Holders that would be required by the SEC to be included in such Shelf Registration Statement or Prospectus included therein, reasonably request for inclusion in any Shelf Registration Statement or Prospectus included therein. Each Holder as to which any Shelf Registration is being effected agrees to furnish to the Company and the Trust all information with respect to such Holder necessary to make the information previously furnished to the Company by such Holder not materially misleading.

     The Company agrees to use its best efforts to keep the Shelf Registration Statement continuously effective for the Rule 144(k) Period (subject to extension pursuant to the last paragraph of Section 3 hereof) or for such shorter period which will terminate when all of the Registrable Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be outstanding or, if the Shelf Registration Statement is filed solely as a result of a request made in accordance with clause (iii) of the preceding paragraph, if the Company shall have furnished to the Initial Purchaser an opinion of counsel reasonably acceptable to the Initial Purchaser to the effect that registration is no longer necessary for resale by the Initial Purchaser (the "Effectiveness Period"). The Company shall not permit any securities other than Registrable Notes to be included in the Shelf Registration. The Company will, in the

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

event a Shelf Registration Statement is declared effective, provide to each Holder participating in the Shelf Registration Statement a reasonable number of copies of the Prospectus which is a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration has become effective and use its best efforts to take certain other actions as are required to permit certain unrestricted resales of the Registrable Notes. The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registrations, and the Company agrees to furnish to the Holders of Registrable Notes copies of any such supplement or amendment promptly after its being used or filed with the SEC.

     (c) Expenses. The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) or 2(b) hereof and will reimburse the Initial Purchaser for the reasonable fees and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Initial Purchaser, incurred in connection with the Exchange Offer and, if applicable, the Private Exchange, and either Skadden, Arps, Slate, Meagher & Flom LLP or any one other counsel designated in writing by the Majority Holders to act as counsel for the Holders of the Registrable Notes in connection with a Shelf Registration Statement, which other counsel shall be reasonably satisfactory to the Company. Except as provided herein, each Holder shall pay all expenses of its counsel, underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Notes pursuant to the Shelf Registration Statement.

     (d) Effective Registration Statement. An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Notes pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have been effective during the period of such interference, until the offering of Registrable Notes pursuant to such Registration Statement may legally resume. The Company will be deemed not to have used their best efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if either of them voluntarily takes any action that would result in any such Registration Statement not being declared effective or in the Holders of Registrable Notes covered thereby not being able to exchange or offer and sell such Registrable Notes during that period unless such action is required by applicable law.

     (e) Additional Interest. In the event that (i)(A) neither the Exchange Offer Registration Statement nor a Shelf Registration Statement is filed with the SEC on or prior to the 150th day after the date of the Offering Memorandum or (B) notwithstanding that the Company has consummated or will consummate an Exchange Offer, the Company is required to file a Shelf Registration Statement and such Shelf Registration Statement is not filed on or prior to the date required by Section 2(b) hereof, then commencing on the day after either such required filing date, Additional Interest shall accrue on the principal amount of the Notes affected thereby at a rate of 0.25% per annum; or

     (ii) (A) neither the Exchange Offer Registration Statement nor a Shelf Registration Statement is declared effective by the SEC on or prior to the 180th day after the date of the Offering Memorandum or (B) notwithstanding that the Company has consummated or will consummate an Exchange Offer, the Company is required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective by the SEC on or prior to the 180th day after the date of the Offering Memorandum then, commencing on the 181st day after the date of the Offering Memorandum, Additional Interest shall accrue on the principal amount of the Notes affected thereby at a rate of 0.25% per annum; or

     (iii) (A) the Company has not exchanged all the Exchange Notes for Notes validly tendered, in accordance with the terms of the Exchange Offer on or prior to the 30th day after the date on which the Exchange Offer Registration Statement was declared effective or (B) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the expiration of the Rule 144(k) Period (other than after such time as all Notes have been

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

disposed of thereunder or otherwise cease to be Registrable Notes), then Additional Interest shall accrue on the principal amount of Notes affected thereby, at a rate of 0.25% per annum commencing on (x) the 31st day after such effective date, in the case of (A) above, or (y) the day such Shelf Registration Statement ceases to be effective in the case of (B) above;

provided, however, that the Additional Interest rate on the Notes may not exceed in the aggregate 0.25% per annum; provided, further, however, that (1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (ii) above), or (3) upon the exchange of Exchange Notes for all Notes validly tendered (in the case of clause (iii)(A) above), or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (iii)(B) above), Additional Interest on the Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

     Any amounts of Additional Interest due pursuant to Section 2(e)(i), (ii) or
(iii) above will be payable in cash on April 1 and October 1 of each year to the Holders of record of Notes on which Additional Interest is payable on the March 15 or September 15 preceding the relevant payment date.

     (f) Specific Enforcement. Without limiting the remedies available to the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Section 2(a) and Section 2(b) hereof.

     3. Registration Procedures. In connection with the obligations of the Company with respect to the Registration Statements pursuant to Sections 2(a) and 2(b) hereof, the Company shall use its best efforts to:

     (a) prepare and file with the SEC a Registration Statement or Registration Statements as prescribed by Sections 2(a) and 2(b) hereof within the relevant time period specified in Section 2 hereof on the appropriate form under the Securities Act, which form (i) shall be selected by the Company, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Notes by the selling Holders thereof and (iii) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and use its best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof; provided, however, that if (1) such filing is pursuant to Section 2(b), or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2(a) is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes, then before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to and afford the Holders of the Registrable Notes and each such Participating Broker-Dealer, as the case may be, covered by such Registration Statement, their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed. The Company shall not file any Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must be afforded an opportunity to review prior to the filing of such document if the Majority Holders or such Participating Broker-Dealer, as the case may be, their counsel or the managing underwriters, if any, shall reasonably object;

     (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the Effectiveness Period or the Applicable Period, as the case may be; and cause each Prospectus to be supplemented, if so determined by the Company or requested by the SEC, by any required prospectus supplement and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the Securities Act, and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder applicable to it with respect to the disposition of all securities covered by each Registration Statement during the Effectiveness Period or the Applicable Period, as the case may be, in accordance with the intended

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

method or methods of distribution by the selling Holders thereof described in this Agreement (including sales by any Participating Broker-Dealer);

     (c) in the case of a Shelf Registration, (i) notify each Holder of Registrable Notes included in the Shelf Registration Statement, at least three Business Days prior to filing, that a Shelf Registration Statement with respect to the Registrable Notes is being filed and advising such Holder that the distribution of Registrable Notes will be made in accordance with the method selected by the Majority Holders; and (ii) furnish to each Holder of Registrable Notes included in the Shelf Registration Statement and to each underwriter of an underwritten offering of Registrable Notes, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Notes; and (iii) consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Notes included in the Shelf Registration Statement in connection with the offering and sale of the Registrable Notes covered by the Prospectus or any amendment or supplement thereto;

     (d) in the case of a Shelf Registration, use its best efforts to register or qualify the Registrable Notes under all applicable state securities or "blue sky" laws of such jurisdictions by the time the applicable Registration Statement is declared effective by the SEC as any Holder of Registrable Notes covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Notes shall reasonably request in writing sufficiently in advance of such date of effectiveness, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable Notes owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process in any jurisdiction where it would not otherwise be subject to such service of process or (iii) subject itself to taxation in any such jurisdiction if it is not then so subject;

     (e) in the case of (1) a Shelf Registration or (2) Participating Broker-Dealers from whom the Company has received prior written notice that they will be utilizing the Prospectus contained in the Exchange Offer Registration Statement as provided in Section 3(t) hereof and who are seeking to sell Exchange Notes and are required to deliver Prospectuses, notify each Holder of Registrable Notes, or such Participating Broker-Dealers, as the case may be, their counsel and the managing underwriters, if any, promptly and promptly confirm such notice in writing (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement or Prospectus or for additional information after the Registration Statement has become effective,
(iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the qualification of the Registrable Notes or the Exchange Notes to be offered or sold by any Participating Broker-Dealer in any jurisdiction described in paragraph 3(d) hereof or the initiation of any proceedings for that purpose,
(iv) in the case of a Shelf Registration, if, between the effective date of a Registration Statement and the closing of any sale of Registrable Notes covered thereby, the representations and warranties of the Company contained in any purchase agreement, securities sales agreement or other similar agreement, if any, cease to be true and correct in all material respects, (v) of the happening of any event or the failure of any event to occur or the discovery of any facts, during the Effectiveness Period, which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which causes such Registration Statement or Prospectus to omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) of the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate;

     (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

     (g) in the case of a Shelf Registration, furnish to each Holder of Registrable Notes included within the coverage of such Shelf Registration Statement, without charge, at least one conformed copy of each Registration Statement relating to such Shelf Registration and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

     (h) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Notes to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold and not bearing any restrictive legends and in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or the underwriters may reasonably request at least two Business Days prior to the closing of any sale of Registrable Notes pursuant to such Shelf Registration Statement;

     (i) in the case of a Shelf Registration or an Exchange Offer Registration, upon the occurrence of any circumstance contemplated by Section 3(e)(ii), 3(e)(iii), 3(e)(v) or 3(e)(vi) hereof, use its best efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; and to notify each Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and each Holder hereby agrees to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission;

     (j) in the case of a Shelf Registration, a reasonable time prior to the filing of any document which is to be incorporated by reference into a Registration Statement or a Prospectus after the initial filing of a Registration Statement, provide a reasonable number of copies of such document to the Holders; and make such of the representatives of the Company as shall be reasonably requested by the Holders of Registrable Notes or the Initial Purchaser on behalf of such Holders available for discussion of such document;

     (k) obtain a CUSIP number for all Exchange Notes not later than the effective date of a Registration Statement, and provide the Trustee with printed certificates for the Exchange Notes or the Registrable Notes, as the case may be, in a form eligible for deposit with the Depositary;

     (l) cause the Indenture to be qualified under the Trust Indenture Act of 1939 (the "TIA") in connection with the registration of the Exchange Notes or Registrable Notes, as the case may be, and effect such changes to such documents as may be required for them to be so qualified in accordance with the terms of the TIA and execute, and use its best efforts to cause the relevant trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such documents to be so qualified in a timely manner;

     (m) in the case of a Shelf Registration, if requested by (x) the Initial Purchaser, in the case where the Initial Purchaser holds Notes acquired by it as part of its initial distribution or (y) Majority Holders of Notes covered thereby, (i) enter into such agreements (including underwriting agreements) as are customary in underwritten offerings and take all such other appropriate actions as are reasonably requested in order to expedite or facilitate the registration or the disposition of such Registrable Notes; (ii) make such representations and warranties to Holders of such Registrable Notes and the underwriters (if any), with respect to the business of the Company and its subsidiaries as then conducted and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (iii) in the case of an underwritten offering in connection with the Shelf Registration, obtain opinions of counsel to the Company and updates thereof (which may be in the form of a reliance letter) in form and substance reasonably satisfactory to the managing underwriters and the Majority Holders of Notes being sold, addressed to each selling Holder and the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters (it being agreed that the matters to be covered by such opinion may be subject to customary qualifications and exceptions); (iv) in the case of an underwritten offering in connection with the Shelf

Registration Statement, obtain "cold comfort" letters and updates thereof in form and substance reasonably satisfactory to the managing underwriters from the independent auditors of the Company (and, if necessary, any other independent auditors of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings and such other matters as are reasonably requested by such underwriters in accordance with Statement on Auditing Standards No. 72; and (v) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 4 hereof (or such other provisions and procedures acceptable to the Company and Holders of a majority in aggregate principal amount of Registrable Notes covered by such Registration Statement and the managing underwriters or agents) with respect to all parties to be indemnified pursuant to said Section (including, without limitation, such underwriters and selling Holders). The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder;

     (n) if (1) a Shelf Registration is filed pursuant to Section 2(b) or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2(a) is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, make reasonably available for inspection by any selling Holder of such Registrable Notes being sold, or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Registrable Notes, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer, as the case may be, or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all relevant information in each case reasonably requested by any such Inspector in connection with such Registration Statement; provided, however, that the foregoing inspection and information gathering shall be conducted on behalf of the Initial Purchaser by itself and Skadden, Arps, Slate, Meagher & Flom LLP and on behalf of all other selling Holders by one counsel selected in accordance with Section 2(c) hereof. Records which the Company determines, in good faith, to be confidential and any records which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a material misstatement or omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or is necessary in connection with any action, suit or proceeding or (iii) the information in such Records has been made generally available to the public. Each selling Holder of such Registrable Notes and each such Participating Broker-Dealer will be required to agree in writing that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public by the Company. Each such Holder of such Registrable Notes and each such Participating Broker-Dealer will be required to agree in writing that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company at its expense to undertake appropriate action to prevent disclosure of the Records deemed confidential;

     (o) as soon as practicable after the first day of the first fiscal quarter of the Company beginning after the effective date of a Registration Statement, but in any event not later than the earliest required filing date by the Company of a Form 10-K after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the effective date of a Registration Statement occurs, to make generally available to its securityholders earning statements satisfying the provisions of Section 11(a) of the Securities Act covering such 12-month period;

     (p) upon consummation of an Exchange Offer or a Private Exchange, if requested by a Trustee, obtain an opinion of counsel to the Company addressed to the Trustee for the benefit of all Holders of Registrable Notes participating in the Exchange Offer or the Private Exchange, as the case may be, and which includes an opinion that (i) the Company has duly authorized, executed and delivered the Exchange Notes and Private Exchange Notes, and (ii) each of the Exchange Notes or the Private Exchange Notes, as the case may be, constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms (with customary exceptions);

     (q) if an Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Notes by Holders to the Company (or to such other Person as may be directed by the Company), in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be, the Company shall mark, or cause to be marked, on such Registrable Notes delivered by such Holders that such Registrable Notes are being cancelled in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be;

     (r) cooperate with each seller of Registrable Notes covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Notes and their respective counsel in connection with any filings required to be made with the NASD;

     (s) use its best efforts to take all other steps necessary to effect the registration of the Registrable Notes covered by a Registration Statement contemplated hereby;

     (t) (A) in the case of the Exchange Offer Registration Statement (i) include in the Exchange Offer Registration Statement a section entitled "Plan of Distribution," which section shall be reasonably acceptable to the Initial Purchaser or another representative of the Participating Broker-Dealers, and which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any broker-dealer (a "Participating Broker-Dealer") that holds Registrable Notes acquired for its own account as a result of market-making activities or other trading activities and that will be the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes to be received by such broker-dealer in the Exchange Offer, whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the reasonable judgment of the Initial Purchaser or such other representative, represent the prevailing views of the staff of the SEC, including a statement that any such broker-dealer who receives Exchange Notes for Registrable Notes pursuant to the Exchange Offer may be deemed a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, (ii) furnish to each Participating Broker-Dealer who has delivered to the Company the notice referred to in Section 3(e), without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such Participating Broker-Dealer may reasonably request (the Company hereby consents to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto by any Person subject to the prospectus delivery requirements of the Securities Act, including all Participating Broker-Dealers, in connection with the sale or transfer of the Exchange Notes covered by the Prospectus or any amendment or supplement thereto), (iii) use its best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such Persons must comply with such requirements under the Securities Act and applicable rules and regulations in order to resell the Exchange Notes; provided, however, that such period shall not be required to exceed 90 days (or such longer period if extended pursuant to the last sentence of Section 3 hereof) (the "Applicable Period"), and (iv) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (x) the following provision:

          "If the exchange offeree is a broker-dealer holding Registrable Notes acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes received in respect of such Registrable Notes pursuant to the Exchange Offer"; and (y) a statement to the effect that by a broker-dealer making the acknowledgment described in clause (x) and by delivering a Prospectus in connection with the exchange of Registrable Notes, the broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act; and

        (B) in the case of any Exchange Offer Registration Statement, the Company agrees to deliver to the Initial Purchaser or to another representative of the Participating Broker-Dealers, if requested by such Initial Purchaser or such other representative of the Participating Broker-Dealers, on behalf of the Participating Broker-Dealers upon consummation of the Exchange Offer (i) an opinion of counsel in form and substance reasonably satisfactory to the Initial Purchaser or such other representative of the Participating Broker-Dealers, covering the matters customarily covered in opinions requested in connection with Exchange Offer Registration Statements and such other matters as may be reasonably requested (it being agreed that the matters to be covered by such opinion may be subject to customary qualifications and exceptions), (ii) an officers' certificate containing certifications substantially similar to those set forth in Section 5(d) of the Purchase Agreement and such additional certifications as are customarily delivered in a public offering of debt securities and (iii) as well as upon the effectiveness of the Exchange Offer Registration Statement, a comfort letter, in each case, in customary form if permitted by Statement on Auditing Standards No. 72.

     The Company may require each seller of Registrable Notes as to which any registration is being effected to furnish to the Company such information regarding such seller as may be required by the staff of the SEC to be included in a Registration Statement. The Company may exclude from such registration the Registrable Notes of any seller who unreasonably fails to furnish such information within a reasonable time after receiving such request. The Company shall have no obligation to register under the Securities Act the Registrable Notes of a seller who so fails to furnish such information.

     In the case of (1) a Shelf Registration Statement or (2) Participating Broker-Dealers who have notified the Company that they will be utilizing the Prospectus contained in the Exchange Offer Registration Statement as provided in
Section 3(t) hereof and who are seeking to sell Exchange Notes and are required to deliver Prospectuses, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e)(ii), 3(e)(iii), 3(e)(v) or 3(e)(vi) hereof, such Holder will forthwith discontinue disposition of Registrable Notes pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies in such Holder's possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Notes or Exchange Notes, as the case may be, current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Registrable Notes or Exchange Notes, as the case may be, pursuant to a Registration Statement, the Company shall use its best efforts to file and have declared effective (if an amendment) as soon as practicable an amendment or supplement to the Registration Statement and shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days in the period from and including the date of the giving of such notice to and including the date when the Company shall have made available to the Holders (x) copies of the supplemented or amended Prospectus necessary to resume such dispositions or
(y) the Advice.

     4. Indemnification and Contribution. (a) In connection with any Registration Statement, the Company shall, indemnify and hold harmless the Initial Purchaser, each Holder who participates in an offering of Registrable Notes, each underwriter who participates in an offering of the Registrable Notes, each Participating Broker-Dealer, each Person, if any, who controls any of such parties within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act and each of their respective directors, officers, employees and agents, as follows:

          (i) from and against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto), covering Registrable Notes or Exchange Notes, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) from and against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any court or governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission referred to in clause (i) above, or any such alleged untrue statement or omission referred to in clause (i) above, if such settlement is effected with the prior written consent of the Company; and (iii) from and against any and all expenses whatsoever, as incurred (including reasonable fees and disbursements of counsel chosen by such Holder, such Participating Broker-Dealer, or any underwriter (except to the extent otherwise expressly provided in Section 4(c) hereof)), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any court or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission referred to in clause (i) above, or any such alleged untrue statement or omission referred to in clause (i) above, to the extent that any such expense is not paid under subparagraph (i) or (ii) of this
     Section 4(a);

provided, however, that (i) this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished in writing to the Company by such Holder, such Participating Broker-Dealer or any underwriter with respect to such Holder, Participating Broker-Dealer or any underwriter, as the case may be, expressly for use in the Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) and (ii) the Company shall not be liable to any such Holder, Participating Broker-Dealer, any underwriter or controlling person, with respect to any untrue statement or alleged untrue statement or omission or alleged omission in any preliminary Prospectus to the extent that any such loss, liability, claim, damage or expense of any Holder, Participating Broker-Dealer, any underwriter or controlling person results from the fact that such Holder, Participating Broker-Dealer, underwriter or controlling person sold Notes to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final Prospectus as then amended or supplemented if the Company had previously furnished copies thereof to such Holder, Participating Broker-Dealer, underwriter or controlling person and the loss, liability, claim, damage or expense of such Holder, Participating Broker-Dealer, underwriter or controlling person results from an untrue statement or omission of a material fact contained in the preliminary Prospectus which was corrected in the final Prospectus. Any amounts advanced by the Company to an indemnified party pursuant to this Section 4 as a result of such losses shall be returned to the Company if it shall be finally determined by such a court in a judgment not subject to appeal or final review that such indemnified party was not entitled to indemnification by the Company.

     (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, any underwriter and the other selling Holders and each of their respective directors, officers (including each officer of the Company who signed the Registration Statement), employees, trustees and agents and each Person, if any, who controls the Company, any underwriter or any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all loss, liability, claim, damage and expense whatsoever described in the indemnity contained in Section 4(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such selling Holder with respect to such Holder expressly for use in the Registration Statement (or any amendment thereto), or any such Prospectus (or any amendment or supplement thereto); provided, however, that, in the case of a Shelf Registration Statement, no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Notes pursuant to such Shelf Registration Statement.

     Each indemnified party shall give prompt notice to each indemnifying party of any action threatened or commenced against it in respect of which any indemnity is sought hereunder, enclosing a copy of all papers served on, and notices and demands delivered to, such indemnified party, if any, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have under this Section 4, except to the extent that it is materially prejudiced by such failure. The indemnifying party shall be entitled to assume the defense of any such action or proceeding with counsel reasonably satisfactory to the indemnified party who shall not, except with the consent of such indemnified party, be counsel to the indemnifying party. Upon assumption by the indemnifying party of the defense of any such action or proceeding, the indemnified party shall have the right to participate in such action or proceeding and to retain its own counsel, but the indemnifying party shall not be liable for any legal fees or expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnifying party has agreed to pay such fees and expenses, (ii) the indemnifying party shall have failed to employ counsel reasonably satisfactory to the indemnified party in a timely manner, or (iii) the indemnified party shall have been advised by counsel (who shall not be employed by such indemnified party and who shall be reasonably satisfactory to the indemnifying party) that such representation would constitute an actual or potential conflict of interests for counsel selected by the indemnifying party or that the indemnified party shall have significant separate defenses available to it or them. The indemnifying party shall not consent to the terms of any compromise or settlement of any action defended by the indemnifying party in accordance with the foregoing without the prior consent of the indemnified party, and the indemnified party shall not consent to the terms of any compromise or settlement of any action being defended by the indemnifying party in accordance with the foregoing without the prior consent of the indemnifying party.

     (c) In order to provide for just and equitable contribution in circumstances under which any of the indemnity provisions set forth in this
Section 4 is for any reason held to be unavailable to the indemnified parties although applicable in accordance with its terms, the Company and the Holders shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and the Holders, as incurred; provided that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. As between the Company and the Holders, such parties shall contribute to such aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect the relative fault of the Company, on the one hand, and the Holders, on the other hand, with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Holders, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by or on behalf of the Holders, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders of the Registrable Notes agree that it would not be just and equitable if contribution pursuant to this Section 4 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the relevant equitable considerations. For purposes of this Section 4, each affiliate of a Holder, and each director, officer, employee, agent and Person, if any, who controls a Holder or such affiliate within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution from the Company, as such Holder, and each director of each of the Company, each officer of each of the Company who signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution from the Holders as the Company.

     5. Participation in Underwritten Registrations. No Holder may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Notes on the basis provided in any underwriting arrangements provided for herein and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents reasonably required under the terms of such underwriting arrangements.

     6. Selection of Underwriters. The Holders of Registrable Notes covered by a Shelf Registration Statement who desire to do so may sell the securities covered by such Shelf Registration in an underwritten

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

offering. In any such underwritten offering, the underwriter or underwriters and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Registrable Notes included in such offering; provided, however, that such underwriters and managers must be satisfactory to the Company and any fees of such underwriters and managers must be paid by the Holders.

     7.  Miscellaneous.

     (a) Rule 144 and Rule 144A. For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the Exchange Act and any Registrable Notes remain outstanding, the Company, will use its best efforts to file the reports required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the SEC thereunder, and if it ceases to be so required to file such reports, it will, upon the request of any Holder of Registrable Notes (a) make publicly available such information as is necessary to permit sales of their securities pursuant to Rule 144 under the Securities Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales of their securities pursuant to Rule 144A under the Securities Act and it will take such further action as any Holder of Registrable Notes may reasonably request, and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Notes without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, (ii) Rule 144A under the Securities Act, as such rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Registrable Notes, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

     (b) No Inconsistent Agreements. The Company has not entered into nor will the Company on or after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

     (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Notes affected by such amendment, modification, supplement, waiver or departure; provided no amendment, modification, supplement, waiver or consent to the departure with respect to the provisions of Section 4 hereof shall be effective as against any Holder of Registrable Notes unless consented to in writing by such Holder of Registrable Notes. Notwithstanding the foregoing sentence, (i) this Agreement may be amended, without the consent of any Holder of Registrable Notes, by written agreement signed by the Company and Lehman Brothers, to cure any ambiguity, correct or supplement any provision of this Agreement that may be inconsistent with any other provision of this Agreement or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with other provisions of this Agreement, (ii) this Agreement may be amended, modified or supplemented, and waivers and consents to departures from the provisions hereof may be given, by written agreement signed by the Company and Lehman Brothers to the extent that any such amendment, modification, supplement, waiver or consent is, in their reasonable judgment, necessary or appropriate to comply with applicable law (including any interpretation of the Staff of the SEC) or any change therein and (iii) to the extent any provision of this Agreement relates to the Initial Purchaser, such provision may be amended, modified or supplemented, and waivers or consents to departures from such provisions may be given, by written agreement signed by Lehman Brothers and the Company.

     (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 7(d), which address initially is, with respect to the Initial Purchaser, the address set forth in the Purchase Agreement; and (ii) if to the Company, initially at the Company's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 7(d).

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

     Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

     (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of the Initial Purchaser, including, without limitation and without the need for an express assignment, subsequent Holders; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Notes in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Notes, in any manner, whether by operation of law or otherwise, such Registrable Notes shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Notes, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.

     (f) Third Party Beneficiary. Each of the Holders shall be a third party beneficiary of the agreements made hereunder between the Company, on the one hand, and the Initial Purchaser, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights.

     (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

     (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     (k) Notes Held by the Company or its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, Registrable Notes held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                          TRENWICK GROUP INC.

                                          By: /s/ JAMES F. BILLETT, JR.

                                          --------------------------------------
                                         Name: James F. Billett, Jr.
                                          Title:  Chairman, President and Chief
                                              Executive Officer

Confirmed and accepted as of
the date first above written:

LEHMAN BROTHERS INC.

By: /s/ NELSON SOARES

    --------------------------------------------------------
Name: Nelson Soares
Title:  Managing Director

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